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                                                   Exhibit 5

                        [Baker & Hostetler LLP Letterhead]

                                  May 22, 1997

The E.W. Scripps Company
312 Walnut Street
Cincinnati, Ohio 45202

Gentlemen:

                  We have acted as counsel to The E.W. Scripps Company, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 (the "Act") relating to the reservation of 50,000 Class A Common Shares, $.01 par value (the "Class A Common Shares"), of the Company for issuance under the Company's Non-Employee Directors' Stock Option Plan (the "Stock Option Plan") and 3,158,700 Class A Common Shares of the Company for issuance under the Company's Long-Term Incentive Plan (the "Incentive Plan").

                  In connection with the foregoing, we have examined: (a) the Articles of Incorporation and Code of Regulations of the Company, (b) the Stock Option Plan, (c) the Incentive Plan, and (d) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

                  Based on such examination, we are of the opinion that:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

                  2. The Class A Common Shares available for issuance under the Stock Option Plan, when issued pursuant to the Stock Option Plan upon exercise of options granted thereunder, will have been legally issued and will be fully paid and nonassessable.

                  3. The Class A Common Shares available for issuance under the Incentive Plan, when issued pursuant to the Incentive Plan, will have been legally issued and will be fully paid and nonassessable.

                  We hereby consent to the use of this Opinion as Exhibit 5 to the Registration Statement and the reference to our firm in Item 5 of Part II of the Registration Statement.

                                            Very truly yours,

                                            /s/ BAKER & HOSTETLER LLP

                                            BAKER & HOSTETLER LLP